As filed with the Securities and Exchange Commission on June 9, 2023

Registration Statement No 333-272502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forza X1, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	3730	87-3159685
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3101 S. US-1
Ft. Pierce, Florida 34982
(772) 429-2525

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jim Leffew
President, Chief Executive Officer and Director
Forza X1, Inc.
3101 S. US-1
Ft. Pierce, Florida 34982
(772) 202-8039

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 885-5000	Gregory Sichenzia, Esq. Jay Yamamoto, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 Tel: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-272502) is filed solely to amend Item 16 of Part II thereof and to file Exhibits 1.1 and 4.2. This Amendment No. 2 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibit and Financial Statement Schedules

(a) Exhibits.

The exhibit index attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Pierce, State of Florida, on the 9th day of June, 2023.

FORZA X1, INC.

By:	/s/ Jim Leffew
Name:	Jim Leffew
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph C. Visconti	Executive Chairman of the Board and Chief of Product Development	June 9, 2023
Joseph C. Visconti

/s/ Jim Leffew	President and Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2023
Jim Leffew

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2023
Carrie Gunnerson

*	Director	June 9, 2023
Marcia Kull

*	Director	June 9, 2023
Neil Ross

*	Director	June 9, 2023
Kevin Schuyler

*By:	/s/ Joseph C. Visconti
Joseph C. Visconti
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement by and between Forza X1, Inc. and ThinkEquity LLC, as representative of the underwriters

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 the Current Report on Form 8-K filed with the SEC on August 16, 2022 (File No. 001-41469)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 the Current Report on Form 8-K filed with the SEC on August 16, 2022 (File No. 001-41469)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1 on Form 8-K filed with the SEC on February 9 (File No. 001-41469)

4.2*	Form of Representative’s Warrant Agreement

5.1^	Opinion of Blank Rome LLP

10.1#	Forza X1, Inc. 2022 Stock Incentive Plan and form of Incentive Plan Option Agreement, Non-Qualified Stock Option Agreement, and Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.1 to Amendment No. 5 to Registration Statement on Form S-1 filed with the SEC on July 25, 2022 (File No. 333-261884)

10.2	Management Agreement, dated as of October 1, 2021, by and between Forza X1, Inc. and Twin Vee PowerCats Co. (incorporated by reference to Exhibit 10.2 the Amendment to Registration Statement on Form S-1 filed with the SEC on December 23, 2021 (File No. 333-261884)

10.3#	Employment Agreement, dated December 15, 2021, between Forza X1, Inc. and Jim Leffew (incorporated by reference to Exhibit 10.3 the Amendment to the Registration Statement on Form S-1 filed with the SEC on December 23, 2021 (File No. 333-261884)

10.4†	Supply Agreement, dated December 20, 2021, by and between Forza X1, Inc. and American Battery Systems, Inc. (incorporated by reference to Exhibit 10.4 the Amendment to Registration Statement on Form S-1 filed with the SEC on December 23, 2021 (File No. 333-261884)

10.5	Employment Agreement, dated June 9, 2021, between Twin Vee PowerCats Co. and Joseph Visconti (incorporated by reference to Exhibit 10.5 the Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on February 9, 2022 (File No. 333-261884)

10.6	Employment Agreement, dated October 1, 2021, between Twin Vee PowerCats Co. and Carrie Gunnerson (incorporated by reference to Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on February 9, 2022 (File No. 333-261884)

10.7	Employment Agreement, dated June 9, 2021, between Twin Vee PowerCats Co. and Preston Yarborough (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1 filed with the SEC on February 9, 2022 (File No. 333-261884)

10.8#	Employment Agreement between Forza X1, Inc. and Joseph Visconti (incorporated by reference to Exhibit 10.4 the Current Report on Form 8-K filed with the SEC on August 16, 2022 (File No. 001-41469)

10.9	Transition Services Agreement between Twin Vee PowerCats Co. and Forza X1, Inc. (incorporated by reference to Exhibit 10.2 the Current Report on Form 8-K filed with the SEC on August 16, 2022 (File No. 001-41469)

10.10	Assignment of Assets Agreement between Twin Vee PowerCats Co. and Forza X1, Inc. (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to the Registration Statement on Form S-1 on Form 8-K filed with the SEC on March 17, 2022 (File No. 333-261884)

10.11	Assignment of Intellectual Property between Daniel Norton. and Forza X1, Inc. (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to the Registration Statement on Form S-1 on Form 8-K filed with the SEC on March 17, 2022 (File No. 333-261884

10.12#	Amendment, dated July 22, 2022, to Employment Agreement between Forza X1, Inc. and Jim Leffew (incorporated by reference to Exhibit 10.6 to Amendment No. 5 to the Registration Statement on Form S-1 filed with the SEC on July 25, 2022 (File No. 333-261884

10.13	Vacant Land Contract between CBL, LLC and Twin Vee PowerCats Co. (incorporated by reference to Exhibit 10.13 to the Company’s registration statement on Form S-1, as filed on April 20, 2022 (333-261884)

10.14	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 the Current Report on Form 8-K filed with the SEC on August 16, 2022 (File No. 001-41469)

10.15	Forza X1 and OneWater Agreement (incorporated by reference to Exhibit 10.1 the Current Report on Form 8-K filed with the SEC on August 18, 2022 (File No. 001-41469)

21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2023 (File No. 001-41469)

23.1^	Consent of Grassi & Co., CPAs, P.C., Independent Registered Public Accounting Firm

23.2^	Consent of Blank Rome LLP (contained in Exhibit 5.1)

24.1^	Power of Attorney (included on the signature page of the initial Registration Statement)

107^	Calculation of Filing Fee Table

*	Filed herewith
^	Previously filed
†	Certain portions of the Supply Agreement have been omitted in accordance with Item 601(b)(10) of Regulation S-K. Forza X1 hereby undertakes to furnish to the Securities and Exchange Commission supplementally copies of any of the omitted portions of the Supply Agreement upon request.
#	Indicates a contract, compensatory plan or arrangement to which a director or executive officer is a party or in which one or more directors or executive officers are eligible to participate.